UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2017

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

64 Sidney St. Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 418-4400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

License Agreement.

On May 9, 2017, Vericel Corporation (“Vericel” or the “Company”) entered into a license agreement (the “License Agreement”) with “上海斯丹赛生物技术有限公司” (Innovative Cellular Therapeutics CO., LTD.) (“ICT”) pursuant to which the Company granted ICT an exclusive license to certain patent rights, know-how and other intellectual property relating to Epicel®, Ixmyelocel-T®, MACI® and Carticel® (the “Licensed Products”).

Under the agreement, ICT obtained exclusive rights to research, develop, use, make, have made, offer to sell, have offered to sell, sell, have sold, supply, cause to be supplied, import, export, transfer, and otherwise develop, manufacture and commercialize the Licensed Products and certain improvements thereto in greater China (including mainland China, Taiwan, Hong Kong and Macau), South Korea, Vietnam, Laos, Cambodia, Thailand, Myanmar, Malaysia, Indonesia, East Timor, Philippines, Brunei and Singapore (the “Territory”), including certain rights to grant sublicenses. The licensed patent rights include any patent right controlled by Vericel or its affiliates as of the effective date or during the term of the License Agreement that is necessary or useful for the Licensed Products or the development, manufacture or commercialization thereof, but excluding certain improvement patent rights.  Vericel reserves for itself the non-exclusive right to research, develop, use, make, have made, supply, cause to be supplied, and import or transfer for the sole purpose of the foregoing, Licensed Products in the Territory solely for internal use or to conduct pre-clinical research, including manufacturing Licensed Products for use in the performance of such research.  The development activities of both Vericel and ICT with respect to the Licensed Products will be overseen by a joint steering committee.

Within sixty days after May 9, 2017, ICT shall pay Vericel $6,000,000 (the “Upfront Payment”), less certain withholding taxes described below.  The initiation of the technology transfer and the license grants in the License Agreement are contingent upon Vericel’s receipt of the Upfront Payment.

Vericel is also eligible to receive from ICT up to an aggregate of $7,750,00 for milestone payments related to development and commercialization  in the Territory.  ICT has also agreed to pay tiered royalties to Vericel in the low double digits (such royalty rates to be dependent on the annual aggregate net sales of the applicable Licensed Product) for the commercial life of the applicable Licensed Product, with a deduction on a country by country and Licensed Product by Licensed Product basis, in the event any competitive product to such Licensed Product is sold in a country in the Territory.

The foregoing description of the material terms of the License Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the License Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 or as an amendment to this Form 8-K.

Warrant.

In connection with the entry into the License Agreement and pursuant to the Side Letter, dated May 9, 2017, by and between Vericel and ICT, upon Vericel’s receipt of the Upfront Payment, and as consideration for an amount included in the Upfront Payment equal to $5,000,000.00 minus the withholding income taxes payable thereon (such amount, the “Warrant Purchase Price”), the Company will issue ICT a warrant (the “Warrant”) to purchase, at an exercise price of $0.01 per share, an aggregate number of shares of the Company’s common stock, equal to the Warrant Purchase Price divided by (y) 2.55, rounded down to the nearest whole number.  The Warrant will be exercisable for three months from the day of issuance.

The foregoing description of the terms of the Warrant is only a summary and is qualified in its entirety by reference to the Form of Warrant, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

We offered the foregoing Warrant in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The recipient will acquire the Warrant for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends will be affixed to the Warrant.

Item 7.01. Regulation FD Disclosure.

On May 10, 2017, the Company issued a press release announcing the License Agreement and the Warrant. A copy of this press release is filed herewith as Exhibit 99.1.

The information in the press release attached as Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	10.3+ Form of Warrant issued by the Company to ICT
99.1++	Press release dated May 10, 2017.

+ Filed herewith.

++ Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: May 15, 2017	By:	/s/ Gerard Michel
Name: Gerard Michel
Title: Chief Financial Officer and Vice President, Corporate Development

Exhibit Index

Exhibit No.	Description

10.1	10.3+ Form of Warrant issued by the Company to ICT
99.1++	Press release dated May 10, 2017.

+ Filed herewith.

++ Furnished herewith.